UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

FAL EXPLORATION CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-170715	27-1517938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive – Suite 260 Deerfield Beach, FL 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 530-1267

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01      Entry into a Material Definitive Agreement

On September 6, 2013, FAL Exploration Corp. (the “Company”) entered into a Subscription Agreement with 15 subscribers to issue to issue a total of 10,910,000 shares of common stock for $10,910 at a price per share of $0.001. A copy of the form of Subscription Agreement is attached hereto as Exhibit 10.1.

Item 3.02      Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

On September 6, 2013, we issued twenty million (20,000,000) shares of common stock from the Company to Adam Kotkin, our Chief Executive Officer and Director of the Company, as payment for accrued salary in the amount of $20,000.

The Company believes that the issuance of the Shares was a transaction not involving a public offering and was exempt from registration with the Securities and Exchange Commission pursuant to Rule 4(2) of the Securities Act of 1933.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2013	FAL Exploration Corp.

	By:	/s/ Adam Kotkin
Adam Kotkin Chief Executive Officer